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                                 EMPLOYMENT AGREEMENT


    This Agreement made as of the 3rd day of January, 1997 (the "Effective Date"), by and between HA-LO INDUSTRIES, INC., an Illinois corporation ("Employer"), and LINDEN D. NELSON ("Employee").

    WHEREAS, in consideration of the employment of Employee with Employer and other good and valuable consideration the receipt of which is hereof acknowledged, Employee and Employer agree to execute and be bound by this Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the promise and covenants contained herein the parties agree as follows:


    1. RECITALS. Each of the above recitals are incorporated in this Agreement and are binding upon the parties hereof.

    2. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment as Vice Chairman of the Board of Employer and Chairman of the Board and Chief Executive Officer of Creative Concepts in Advertising, Inc., a Michigan corporation which is a wholly-owned subsidiary of Employer ("CCA"), all on the terms and conditions set forth herein.

    3. TERM. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall be a period of five (5) years from the Effective Date (the "Term").

    4. DUTIES OF EMPLOYEE. Employee shall perform, on a full-time best efforts basis as his principal employment, such duties commensurate with his position and experience as shall be assigned to him from time to time by the Board of Directors of the Employer, including, without limitation, serving on the Board of Directors of the Employer and/or the Board of Directors of such subsidiaries of the Employer as the Employer may determine; provided, however, that Employer shall not be entitled to any additional compensation for such service.

    5.   COMPENSATION AND BENEFITS.

         (a) Employer shall pay to Employee salary at an initial annual rate of Five Hundred Thousand Dollars ($500,000) per year, payable monthly, on the last day of each calendar month or upon such other frequency as the parties hereto shall agree ("Base Pay") while this Agreement is in effect. The Base Pay may be changed from time to time by the Board of Directors in its sole discretion; provided, however, that so long as Lou Weisbach is the Chief Executive Office of Employer, Employee shall at all times during the Term receive no less than the base pay and cash bonus then received by Lou Weisbach.

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         (b)  BONUS.  Employee shall be entitled to such bonus payments as may be determined in the sole and absolute discretion of the Board of Directors of the Employer (or an authorized committee thereof), in such forms and at such times as the Board of Directors of the Employer shall determine from time to time in its sole discretion.

         (c) FRINGE BENEFITS. Employer shall provide to Employee such employee fringe benefits as are generally provided for employees of Employer similarly situated to Employee, including, without limitation, one car. Employee shall be entitled to take such annual vacation at such time and in such amounts as are consistent with the Employer's policy.

         (d) OPTIONS. Upon the execution hereof, Employee shall receive three hundred twelve thousand five hundred (312,500) options to purchase the common stock of Employer (the "Option Shares"). The exercise price of such options shall be equal to the mean between the bid and asked prices for Employer's common stock, as reported by NASDAQ System as of the close of business on the date of this Agreement. The options shall be fully vested upon grant. The option shall be valid for a term commencing as of the date of this Agreement and ending ten (10) years thereafter. The options shall be non-transferable (other than by will or otherwise upon death). During Employee's lifetime, the options may be exercised only by the Employee.

              (i) At any time after the first anniversary of the Effective Date, Employee may, by written notice (the "Registration Notice") to the Company request that the Company register for sale under the Securities Act of 1933, as amended (the "Securities Act"), all or any portion of the Option Shares that Employee has purchased, or will purchase, on or before the effective of the registration statement relating to the disposition of the Option Shares. As soon as practicable following receipt of the Registration Notice, Employer (i) shall commence to prepare and shall file a registration statement under the Securities Act for the sale of the Option Shares specified in such Registration Notice and (ii) use its best efforts to cause such registration statement to become effective for the lesser of (y) one year and (z) the date upon which all of the Option Shares which are the subject of such registration statement have been disposed of. The registration statement contemplated by this clause (d) shall provide for the sale by Employee of the Option Shares included therein from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, but shall not provide for the distribution of the Option Shares pursuant to an underwritten distribution.


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             (ii)   Notwithstanding anything to the contrary contained in this
         Agreement, Employer shall not be required to file a registration statement or cause it to be declared effective at a time (x) after completion of a fiscal year end, but prior to the availability of the year end audited financial statements, (y) when Employer, in the good faith judgement of its board of directors shall determine that any offering of Option Shares would impede, delay or otherwise interfere with any pending or contemplated acquisition involving Employer or (z) when Employer is in possession of material information which, in the good faith judgment of Employer's board of directors, if disclosed in a registration statement, would be materially harmful to the interests of Employer and its shareholders. Employee shall cease all disposition efforts with respect to Option Shares upon receipt of notice from Employer indicating the existence of any circumstance of any of the events described in this clause (ii).

            (iii) Employer shall not be required to register the Option Shares pursuant to this clause (d) on more than one occasion.

             (iv) It shall be a condition to the inclusion of any Option Shares in a registration statement that Employee cooperate in the execution and filing of the registration statement and any necessary state securities law filings.

              (v) Whether or not any registration statement becomes effective, Employer shall pay all costs, fees and expenses incident to Employer's performance of or compliance with this clause (d). Notwithstanding the foregoing, any discounts, commissions, brokers' fees or fees of similar securities industry professional relating to the distribution of the Option Shares and fees and expenses of counsel for Employee will be payable by Employee and the Company will have no obligation to pay any such amounts.

    6. EXPENSE REIMBURSEMENT. Employee shall be entitled to reimbursement by the Company for all reasonable and customary travel and other business expenses incurred by Employee in carrying out his duties under this Agreement, including but not limited to, gas, oil, automobile insurance, repairs and maintenance, parking expenses, tolls, lodgings and meals, while performing services, and other transportation expenses, all subject to and consistent with the Employer's policy.

    7. TERMINATION. This Agreement shall be terminated on the earliest to occur of (i) the expiration of the Term; (ii) the


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mutual agreement of Employer and Employee; (iii) the death of the Employee; (iv)
the permanent disability of the Employee as hereinafter defined, or (v) the dismissal of Employee for "cause" as hereinafter defined. Upon any termination of the term of this Agreement, Employee shall promptly deliver to the Employer (without retaining any copies thereof) all the forms, brochures, project materials, sales materials, manuals, letterhead, business cards or any other written or printed materials relating to the business of the Employer.

    Employee shall be deemed to be "permanently disabled" hereunder if it is determined by a physician selected by the Employer, with the reasonable approval of Employee, which physician is on the staff of a hospital associated with a medical school and located in the Detroit, Michigan metropolitan area, that the Employee is suffering from a mental, physical or emotional disability or condition which is reasonably expected to last for two hundred and ten (210) days or more, and which prevents Employee from fully performing his duties hereunder.

    The Company shall be deemed to have "cause" to dismiss Employee from employment by the Employer hereunder upon the occurrence of any of the following: (i) Employee's conviction of a felony; (ii) Employee's engagement in illegal conduct tending to place Employee or Employer in disrepute; or (iii) upon thirty (30) days prior written notice to Employee by Employer, upon Employee's breach of, and failure to cure, any other material provision of this Agreement.

    8. NON-COMPETITION. Employee covenants that during the Term and for a period of two (2) years after the Term, Employee shall not, directly or indirectly, within the United States or Canada, on his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way, conduct, engage in or aid or assist anyone in the conduct of a business competitive with the Employer (or any of its direct or indirect subsidiaries).

    9. NON-SOLICITATION. Employee covenants that during the Term and for a period of two (2) years after the Term, Employee shall not, directly or indirectly, as an employee, agent, salesman or member of any person, corporation, firm or otherwise, (i) call upon, solicit, or engage in the business conducted by the Employer (or any of its direct or indirect subsidiaries) with a customer of the Employer (or any of its direct or indirect subsidiaries) (a) with which Employee had direct or indirect contact or (b) regarding which customer Employee learned Employer's confidential information or trade secrets while employed by Employer or CCA or while on either of their respective Boards of Directors or (ii) solicit any employee or agent of Employer (or its direct or indirect subsidiaries) or make such other contact with such employees or


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agents, which contact will or may yield a termination of the employment or agency relationship of such employees or agents.

    10. REMEDIES. Employee acknowledges that compliance with the restrictive covenants set forth in Section 8 and 9 herein is necessary to protect the business, goodwill and proprietary information of the Employer and that a breach of these restrictions will irreparably and continually damage the Employer for which money damages may not be inadequate. Consequently, Employee agrees that, in the event that he breaches or threatens to breach any of these covenants, Employer shall be entitled to both (1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm and (2) money damages insofar as they can be determined. In the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to be in any respect an unreasonable restriction upon or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Agreement enforceable.

    11. SEVERABILITY. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

    12. BINDING AGREEMENT. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. Employer may assign this Agreement to any successor in interest to the business, or part thereof, of Employer. Employee may not assign any of his obligations or duties hereunder.

    13. CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Employee hereby consents to the jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

    14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with regard to the subject matter hereof, may not be changed orally, but only by an agreement in writing signed by the parties hereto.

    15. FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with


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respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Agreement.

    16. HEADINGS. All numbers and heading of paragraphs are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any paragraph.

    17. NOTICES. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to the Employer at 5980 West Touhy, Niles, Illinois 60714, Attention: Board of Directors, and to the Employee at 6180 Wing Lake Road, Bloomfield Hills, Michigan 48301.

    18. GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

    WHEREFORE, the parties have executed this Agreement on the date and year first above written.


EMPLOYER                          EMPLOYEE

By:  HA-LO INDUSTRIES, INC.



By:
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   Its:                           Linden D. Nelson
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